Exhibit 99.14(b)

Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Aberdeen Funds

We consent to the reference to our firm under the headings “Service Providers” and “Auditors” within the Registration Statement on Form N-14.

Philadelphia, Pennsylvania

July 13, 2011